Exhibit 10.9
AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE

$10,000,000	April 8, 2008
THIS NOTE IS ISSUED IN RESTATEMENT, AND NOT IN NOVATION, OF THAT CERTAIN SENIOR SECURED PROMISSORY NOTE DATED SEPTEMBER 11, 2007, MADE BY BORROWER (AS DEFINED BELOW) IN FAVOR OF LENDER (AS DEFINED BELOW), IN THE ORIGINAL PRINCIPAL AMOUNT OF $10,000,000 (THE “ORIGINAL NOTE”), IT BEING ACKNOWLEDGED AND AGREED THAT THE INDEBTEDNESS EVIDENCED BY THE ORIGINAL NOTE CONSTITUTES THE SAME INDEBTEDNESS EVIDENCED BY THIS NOTE. THIS NOTE SHALL BE ENTITLED TO ALL SECURITY AND COLLATERAL TO WHICH THE ORIGINAL NOTE WAS ENTITLED WITHOUT CHANGE OR DIMINUTION IN THE PRIORITY OF ANY LIEN OR SECURITY INTEREST GRANTED TO SECURE THE ORIGINAL NOTE.
     FOR VALUE RECEIVED, on or before September 11, 2008, subject to an Extension (as defined below) (the “Maturity Date”), Origen Financial L.L.C., a Delaware limited liability company (“Borrower”), promises to pay to the order of the William M. Davidson Trust u/a/d 12/13/04 (“Lender”) at 2300 Harmon Road, Auburn Hills, Michigan 48326, the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000) (“Total Principal Amount”), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Amended and Restated Senior Secured Promissory Note (“Note”) is less than the Total Principal Amount, together with accrued but unpaid interest thereon as provided below. The Maturity Date may be extended by Borrower for up to two, sixty-day periods (each, an “Extension”) upon prior written notice to Lender and payment by Borrower to Lender of a fee in the amount of $116,666 for each such Extension. Interest on the unpaid principal balance hereof from time to time outstanding shall accrue for the period from and including the date hereof, to but excluding the date this Note is paid in full, at the fixed rate per annum equal to eight percent (8%), calculated on the basis of actual days elapsed in a year of 365 days. Borrower shall pay such interest, unless earlier payment is required hereunder, in cash in arrears on the last day of each calendar month during which this Note remains outstanding (each an “Interest Payment Date”) with the first Interest Payment Date occurring on April 30, 2008. If an Event of Default (as defined below) occurs or if this Note is not paid when due by maturity, acceleration or otherwise, then notwithstanding the above, interest shall be payable thereafter at the rate which is six percent (6%) per annum in excess of the rate described above (the “Default Rate”). In no event shall the aggregate interest rate payable under this Note exceed the Maximum Rate. The term “Maximum Rate,” as used herein, shall mean at the particular time in question the maximum rate of interest, which, under applicable law, may then be charged on this Note.
     The principal of, all accrued but unpaid interest and all unpaid costs and expenses incurred pursuant to this Note shall be due and payable in full on the Maturity Date.

     Borrower may prepay all or any portion of the principal of this Note at any time without payment of any premium or penalty upon at least thirty (30) days prior written notice to Lender. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to all costs, expenses, indemnities and other amounts payable hereunder and under the other Loan Documents (as defined below), then to payment of any default interest, then to the unpaid accrued interest and any remaining amount to principal. All payments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.
     This Note is issued by Borrower pursuant to the provisions of the Senior Secured Loan Agreement dated as of September 11, 2007, as amended and restated as of even date herewith (the “Loan Agreement”) by and between Borrower and Lender. Payment of this Note is secured by a Security Agreement, Pledge Agreements and a Guaranty (each as defined in the Loan Agreement). All capitalized terms used but not defined herein have the meanings ascribed to them in the Loan Agreement.
     This Note, the Loan Agreement, the Security Agreement, the Pledge Agreements, the Guaranty and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note are hereinafter collectively referred to as the “Loan Documents.” The Lender is entitled to the benefits and security provided in the Loan Documents.
     Borrower agrees that all advances hereunder shall be used solely for proper corporate purposes, including for working capital of Borrower.
     Borrower agrees that upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Lender shall have the remedies set forth herein and in the Loan Agreement.
     This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of Michigan law, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under Michigan law, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
     If this Note is placed in the hands of an attorney for collection or if any holder of this Note incurs any costs incident to the collection of the indebtedness evidenced by this Note, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys’ fees and all costs and expenses (including reasonable attorneys fees) incurred by Lender in connection with the protection and enforcement of its rights hereunder.
     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.
     No failure to accelerate the indebtedness evidence hereby by reason of an Event of Default, acceptance of past-due installment or other indulgences granted from time to time shall be construed as a novation of this Note or as a waiver of such right of acceleration or the right of Lender thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Borrower hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Lender agrees otherwise in writing.
     This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

ORIGEN FINANCIAL, L.L.C.
By:	/s/ Ronald A. Klein
	Name:	Ronald Klein
	Title:	Chief Executive Officer

Address for Notices:
27777 Franklin Road
Suite 1700
Southfield, Michigan 48034
Attention: Ronald A. Klein
Fax No.: (248) 746-7094
Phone No.: (248) 746-7000

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